Exhibit (a)(3)

                           ARTICLES SUPPLEMENTARY
                                    TO
                          ARTICLES OF INCORPORATION
                                    OF
                        FIRST PACIFIC MUTUAL FUND, INC.


		First Pacific Mutual Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

		SECOND: The total number of shares of Common Stock that the Corporation currently has authority to issue is one hundred million (100,000,000), with a par value of one cent ($.01) per share, and an aggregate par value of one million dollars ($1,000,000), eighty million (80,000,000), par value eight hundred thousand dollars ($800,000), of which shares are allocated and classified as follows:

                                                            Total Number of
Name of Series                                             Shares Allocated

Hawaii Municipal Fund - Investor Class                            20,000,000
Hawaii Municipal Fund - Institutional Class                       20,000,000
Hawaii Intermediate Fund - Investor Class                         20,000,000
Hawaii Intermediate Fund - Institutional Class                    20,000,000

with twenty million shares (20,000,000) being unclassified shares of Common
Stock.


		THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the
"Board") has reclassified Twenty Million (20,000,000) shares of the Corporation's authorized and classified, but unissued, shares of the Hawaii Municipal Fund - Institutional Class Common Stock, of the par value of One Cent ($.01) per share, as authorized but unclassified shares of Common Stock, of the par value of One Cent ($.01) per share, pursuant to the following resolutions adopted at a regular meeting of the Board held on July 25, 2007:

		RESOLVED, that pursuant to authority expressly given to First Pacific Mutual Fund, Inc.'s (the "Company") Board of Directors in Article V of the Company's Charter, the Board hereby reclassifies Twenty Million (20,000,000) authorized and classified, but unissued, shares of the Hawaii Municipal Fund - Institutional Class Common Stock as authorized and unclassified shares of the Company.

		FOURTH: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board has reclassified Twenty Million (20,000,000) shares of the Corporation's authorized and classified, but unissued, shares of the Hawaii Intermediate Fund - Institutional Class Common Stock, of the par value of One Cent ($.01) per share, as authorized but unclassified shares of Common Stock, of the par value of One Cent ($.01) per share, pursuant to the following resolutions adopted at a regular meeting of the Board held on July 25, 2007:

       	RESOLVED, that pursuant to authority expressly given to the First Pacific Mutual Fund, Inc.'s (the "Company") Board of Directors in
	Article V of the Company's Charter, the Board hereby reclassifies Twenty Million (20,000,000) authorized and classified, but unissued, shares of the Hawaii Intermediate Fund - Institutional Class Common Stock as authorized and unclassified shares of the Company.


		FIFTH:  (a)	These Articles Supplementary do not increase the
total number of shares that the Company is authorized to issue or the aggregate par value thereof. The total number of shares of capital stock which the Company is presently authorized to issue remains One Hundred
Million (100,000,000) shares of capital stock of the par value of One Cent ($0.01) per share and of the aggregate par value of One Million Dollars ($1,000,000).

		(b)	After the reclassifications as provided in Article THIRD
and FOURTH, the number of shares of each authorized class of Common Stock, classified or remaining unclassified as follows:

       	Hawaii Municipal Fund - Investor Class:  Twenty Million
	(20,000,000) shares of capital stock of the Company of the par value of One Cent ($0.01) per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000);

       	Hawaii Intermediate Fund - Investor Class:  Twenty Million
	(20,000,000) shares of capital stock of the Company of the par value of One Cent ($0.01) per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000); and

with sixty million shares (60,000,000) being unclassified shares of Common
Stock.

		SIXTH: The shares of the Corporation have been classified and reclassified by the Board of Directors as set forth herein pursuant to authority contained in the Corporation's Articles of Incorporation, as amended and supplemented.


		IN WITNESS WHEREOF, First Pacific Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 2nd day of November, 2007.


WITNESS:                                  FIRST PACIFIC MUTUAL FUND, INC.



/s/ Jean M. Chun                          /s/ Terrance K. H. Lee
Name:  Jean M. Chun                       Name:  Terrence K.H. Lee

Title: Secretary                          Title:  President


























































					CERTIFICATE


		THE UNDERSIGNED, President of First Pacific Mutual Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation, as amended and supplemented, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                           /s/ Terrance K. H. Lee
                                           Name:  Terrence K.H. Lee
                                           Title:  President